Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - October 2006

Series Deal Size Expected Maturity	2001-6 $1,200MM 12/15/2006	2002-1 $1,000MM 3/15/2007	2002-3 $1,500MM 6/15/2009	2002-5 $1,000MM 7/15/2007	2002-7 $750MM 11/15/2007	2003-2 $1,340MM 4/15/2008
Yield	17.39%	17.37%	17.37%	17.37%	17.37%	17.37%
Less: Coupon	5.51%	5.47%	5.53%	5.46%	5.51%	5.50%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.13%	4.13%	4.13%	4.13%	4.13%	4.13%
Excess Spread:
October-06	6.25%	6.27%	6.21%	6.28%	6.23%	6.24%
September-06	5.04%	5.06%	4.99%	5.06%	5.02%	5.02%
August-06	5.72%	5.75%	5.68%	5.76%	5.71%	5.72%
Three Month Average Excess Spread	5.67%	5.69%	5.63%	5.70%	5.65%	5.66%

Delinquency:
30 to 59 Days	1.04%	1.04%	1.04%	1.04%	1.04%	1.04%
60 to 89 Days	0.71%	0.71%	0.71%	0.71%	0.71%	0.71%
90+ Days	1.62%	1.62%	1.62%	1.62%	1.62%	1.62%
Total	3.37%	3.37%	3.37%	3.37%	3.37%	3.37%

Principal Payment Rate	18.25%	18.25%	18.25%	18.25%	18.25%	18.25%

Series Deal Size Expected Maturity	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008	2004-1 $1,500MM 2/15/2007	2004-2 $1,750MM 6/15/2007
Yield	17.37%	17.37%	17.37%	17.37%	17.37%	17.37%
Less: Coupon	5.48%	5.63%	5.47%	5.46%	5.35%	5.37%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.13%	4.13%	4.13%	4.13%	4.13%	4.13%
Excess Spread:
October-06	6.26%	6.11%	6.27%	6.28%	6.39%	6.37%
September-06	5.04%	4.90%	5.05%	5.07%	5.18%	5.16%
August-06	5.74%	5.59%	5.74%	5.76%	5.87%	5.85%
Three Month Average Excess Spread	5.68%	5.53%	5.69%	5.70%	5.81%	5.79%

Delinquency:
30 to 59 Days	1.04%	1.04%	1.04%	1.04%	1.04%	1.04%
60 to 89 Days	0.71%	0.71%	0.71%	0.71%	0.71%	0.71%
90+ Days	1.62%	1.62%	1.62%	1.62%	1.62%	1.62%
Total	3.37%	3.37%	3.37%	3.37%	3.37%	3.37%

Principal Payment Rate	18.25%	18.25%	18.25%	18.25%	18.25%	18.25%